Exhibit 5(ii) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT C
                                     to the
                          Investment Advisory Contract

                              WESMARK BALANCED FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .75 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .75 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 1st day of March, 1998.



                                          WESBANCO BANK WHEELING




                                          By: /S/ JEROME B. SCHMITT
                                          Name:  Jerome B. Schmitt
                                          Title:  Executive Vice President



                                          WESMARK FUNDS



                                          By: /S/ BETH S. BRODERICK
                                          Name:  Bether S. Broderick
                                          Title:  Vice President

                                    EXHIBIT D
                                     to the
                          Investment Advisory Contract

                                WESMARK BOND FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to
 .60 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .60 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser monthly.

      Witness the due execution hereof this 1st day of March, 1998.



                                          WESBANCO BANK WHEELING




                                          By: /S/ JEROME B. SCHMITT
                                          Name:  Jerome B. Schmitt
                                          Title:  Executive Vice President



                                          WESMARK FUNDS



                                          By: /S/ BETH S. BRODERICK
                                          Name:  Bether S. Broderick
                                          Title:  Vice President